Exhibit 99.1

ON24 Announces First Quarter 2022 Financial Results

•Total Revenue of $48.5 million
•ARR of $167.7 million
•Added two new board members, Tony Zingale and Anil Arora

SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading sales and marketing platform for digital engagement, today announced financial results for the first quarter ended March 31, 2022.
“In Q1, we’ve made progress on the key priorities that we’ve laid out for 2022. Looking ahead to the remainder of 2022 and beyond, our strategic growth agenda is focused on evolving our digital engagement platform for a post-pandemic world. We’ve launched two new products in the last two quarters which we believe will be meaningful future growth drivers in expanding our platform and the market opportunity,” said Sharat Sharan, co-founder and CEO of ON24. “We are confident in our strong market position and the large opportunity in front of us despite the impact from near-term macro uncertainty, particularly in EMEA.”
First Quarter 2022 Financial Highlights
•ARR of $167.7 million as of March 31, 2022, an increase of 3% year-over-year.
•Revenue:
◦Total revenue was $48.5 million, a decrease of 3% year-over-year.
◦Subscription and Other Platform Revenue was $43.5 million, an increase of 1% year-over-year.
◦Professional Services Revenue was $5.0 million, a decrease of 30% year-over-year.
•GAAP Operating Loss was $15.2 million, compared to GAAP operating loss of $2.2 million in the first quarter of 2021.
•Non-GAAP Operating Loss was $5.7 million, compared to non-GAAP operating income of $2.8 million in the first quarter of 2021.
•GAAP Net Loss attributable to common stockholders was $15.5 million, or $(0.32) per diluted share, compared to net loss attributable to common stockholders of $3.4 million, or $(0.10) per diluted share in the first quarter of 2021.
•Non-GAAP Net Loss was $6.0 million, or $(0.13) per diluted share, compared to a non-GAAP net income of $2.2 million, or $0.05 per diluted share in the first quarter of 2021.
•Cash Flow: Net cash used in operating activities was $6.8 million, compared to $3.7 million provided by operating activities in the first quarter of 2021. Free cash flow was negative $7.8 million for the quarter, compared to $3.2 million in the first quarter of 2021.
•Cash, Cash Equivalents and Marketable Securities totaled $359.0 million as of March 31, 2022.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

Recent Business Highlights / Industry Recognition
•Added two new board members, Tony Zingale and Anil Arora, who will provide guidance as we evolve our platform to drive ongoing, continuous engagement across the customer lifecycle.
•Launched ON24 Forums, a new live engagement experience as part of the ON24 Platform for sales and marketing to drive high-touch, interactive moderated discussions that deepen audience participation. This adds to the recent addition of ON24 Go Live to our suite of digital experience offerings.
•Announced the acquisition of VIBBIO to integrate video capabilities across the ON24 Platform for sales and marketing to produce video content that creates more engagement, generates first-party data, and drives further personalization.
•Enhanced our integration with HubSpot, with all ON24 first-party engagement and conversion data now available in HubSpot CRM for customers to drive deeper, more personalized interactions and qualify leads for sales follow-up.
•Held our Momentum Partner Summit where we brought together thousands of attendees across partners, customers and prospects as we continue to strengthen our partner ecosystem.
•Enterprise and midmarket users rated ON24 Webcast Elite as the #1 webinar software for the fourth consecutive quarter on G2, one of the largest software marketplace and services review platforms.
Financial Outlook
For the second quarter of 2022, ON24 expects:
•Total revenue of $47 to $48 million.
•Non-GAAP operating loss of $8 to $7 million.
•Non-GAAP net loss per share of $(0.17) to $(0.15) using approximately 47.6 million basic and diluted shares outstanding.
Updated 2022 Outlook:
We have updated our outlook for full year 2022 to reflect the current macro-economic environment, particularly in EMEA, as well as the potential impact of organizations continuing to assess their post-pandemic digital budgets.
ON24 is now expecting the following results for the full year 2022:
•Total revenue of $191 to $195 million.
•Non-GAAP operating loss of $30 to $27 million.
•Non-GAAP net loss per share of $(0.64) to $(0.58) using approximately 48.1 million basic and diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (888) 394-8218, and international parties can access the call by dialing (323) 794-2588, using the conference ID 2902665.

A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.
Definitions of Certain Key Business Metrics
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders and stock-based compensation. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the size of our market opportunity, the success of our new products and capabilities, the impact of the COVID-19 pandemic and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, including our revenue growth; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is a leading sales and marketing platform for digital engagement, delivering insights to drive revenue growth. ON24 serves more than 2,100 customers worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers. Through interactive webinars, virtual events, and personalized content experiences, ON24 provides a system of engagement powered by AI for businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 Platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2022 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$97,500	$164,948
Marketable securities	261,527	217,609
Accounts receivable, net	42,078	46,117
Deferred contract acquisition costs, current	14,345	11,921
Prepaid expenses and other current assets	11,759	8,467
Total current assets	427,209	449,062
Property and equipment, net	8,672	8,780
Operating right-of-use assets	6,755	—
Deferred contract acquisition costs, non-current	18,023	20,887
Other long-term assets	1,469	1,760
Total assets	$462,128	$480,489
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,149	$3,123
Accrued and other current liabilities	18,707	19,011
Deferred revenue	92,127	96,225
Finance lease liabilities, current	1,637	1,768
Operating lease liabilities, current	2,462	—
Total current liabilities	120,082	120,127
Finance lease liabilities, non-current	1,377	1,648
Operating lease liabilities, non-current	6,744	—
Other long-term liabilities	1,379	3,624
Total liabilities	129,582	125,399
Stockholders’ equity
Common stock	5	5
Additional paid-in capital	545,144	550,839
Accumulated deficit	(210,998)	(195,519)
Accumulated other comprehensive loss	(1,605)	(235)
Total Stockholders’ equity	332,546	355,090
Total liabilities and stockholders’ equity	$462,128	$480,489

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription and other platform	$43,477	$42,910
Professional services	5,015	7,189
Total revenue	48,492	50,099
Cost of revenue:
Subscription and other platform(1)	9,602	7,485
Professional services(1)	3,342	3,209
Total cost of revenue	12,944	10,694
Gross profit	35,548	39,405
Operating expenses:
Sales and marketing(1)	29,193	23,925
Research and development(1)	10,644	7,946
General and administrative(1)	10,877	9,768
Total operating expenses	50,714	41,639
Loss from operations	(15,166)	(2,234)
Interest expense	54	231
Other (income) expense, net	177	116
Loss before provision for income taxes	(15,397)	(2,581)
Provision for income taxes	82	249
Net loss	(15,479)	(2,830)
Cumulative preferred dividends allocated to preferred stockholders	—	(558)
Net loss attributable to common stockholders	$(15,479)	$(3,388)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.32)	$(0.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	47,631,813	32,615,648
(1)Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue
Subscription and other platform	$868	$237
Professional services	174	62
Total cost of revenue	1,042	299
Sales and marketing	3,692	1,692
Research and development	1,981	782
General and administrative	2,792	2,221
Total stock-based compensation expense	$9,507	$4,994

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,479)	$(2,830)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,207	1,160
Stock-based compensation expense	9,507	4,994
Amortization of deferred contract acquisition cost	4,067	3,674
Provision for allowance for doubtful accounts and billing reserve	260	517
Non-cash lease expense	519	—
Other	254	—
Change in operating assets and liabilities:
Accounts receivable	3,779	2,522
Deferred contract acquisition cost	(3,627)	(5,450)
Prepaid expenses and other assets	(3,555)	(5,053)
Accounts payable	1,742	601
Accrued liabilities	(752)	373
Deferred revenue	(4,098)	3,322
Other non-current liabilities	(594)	(126)
Net cash (used in) provided by operating activities	(6,770)	3,704
Cash flows from investing activities:
Purchase of property and equipment	(984)	(520)
Purchase of marketable securities	(60,271)	—
Proceeds from maturities and paydowns of marketable securities	14,708	—
Net cash used in investing activities	(46,547)	(520)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	353,397
Proceeds from exercise of options	1,157	1,411
Payment of tax withholding obligations related to net share settlements on equity awards	(1,756)	(2,001)
Payment for repurchase of common stock	(13,074)	—
Repayments of long-term debt	(66)	(22,407)
Repayment of capital lease obligations	(417)	(577)
Payments of offering costs	—	(2,305)
Net cash (used in) provided by financing activities	(14,156)	327,518
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	(6)
Net (decrease) increase in cash, cash equivalents and restricted cash	(67,446)	330,696
Cash, cash equivalents and restricted cash, beginning of period	165,043	58,345
Cash, cash equivalents and restricted cash, end of period	$97,597	$389,041
Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$31	$11
Cash paid for interest	$46	$256

ON24, INC.
Reconciliation from GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating income (loss)
	Three Months Ended March 31,
	2022	2021
Net loss	$(15,479)	$(2,830)
Add:
Interest expense	54	231
Other (income) expense, net	177	116
Provision for income taxes	82	249
Stock-based compensation	9,507	4,994
Non-GAAP operating income (loss)	$(5,659)	$2,760

Reconciliation of net loss to non-GAAP net income (loss)
	Three Months Ended March 31,
	2022	2021
Net loss	$(15,479)	$(2,830)
Add: Stock-based compensation expense	9,507	4,994
Non-GAAP net income (loss)	$(5,972)	$2,164

Reconciliation of net loss available to common stockholders
	Three Months Ended March 31,
	2022	2021
Net loss attributable to common shareholders	$(15,479)	$(3,388)
Add: Cumulative preferred dividends allocated to preferred shareholders	—	558
Add: Stock-based compensation expense	9,507	4,994
Non-GAAP net income (loss) attributable to common stockholders	$(5,972)	$2,164
GAAP net loss per share, basic and diluted	$(0.32)	$(0.10)
Non-GAAP net income (loss) per share, basic	$(0.13)	$0.07
Non-GAAP net income (loss) per share, diluted	$(0.13)	$0.05
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net loss per share, basic and diluted	47,631,813	32,615,648
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic	47,631,813	32,615,648
Non-GAAP weighted-average shared used to compute non-GAAP net income (loss) per share, diluted	47,631,813	42,163,113

ON24, INC.
Net Income (Loss) Per Share
(in thousands, except share and per share data)

GAAP Basic and Diluted Net Loss Per Share

	Three Months Ended March 31,
	2022	2021
GAAP basic and diluted net loss per share:
Net loss	$(15,479)	$(2,830)
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(558)
Net loss attributable to common stockholders, basic	(15,479)	(3,388)
Weighted average common stock outstanding, basic and diluted	47,631,813	32,615,648
Basic and diluted net loss per share of common stock	$(0.32)	$(0.10)

Non-GAAP Net Income (Loss) Per Share

	Three Months Ended March 31,
	2022	2021
Non-GAAP basic and diluted net income (loss) per share:
Net loss available to common stockholders	$(15,479)	$(3,388)
Add: Cumulative preferred dividends allocated to preferred stockholders	—	558
Add: Stock-based compensation	9,507	4,994
Non-GAAP net income (loss) attributable to common stockholders, basic and diluted	$(5,972)	$2,164

Non-GAAP weighted-average shares used to compute non-GAAP income (loss) per share, basic	47,631,813	32,615,648
Non-GAAP weighted-average shares used to compute non-GAAP income (loss) per share, diluted	47,631,813	42,163,113
Non-GAAP net income (loss) per share of common stock:
Non-GAAP net income (loss) per share, basic	$(0.13)	$0.07
Non-GAAP net income (loss) per share, diluted	$(0.13)	$0.05

ON24, INC.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities:	$(6,770)	$3,704
Less: Purchases of property and equipment	(984)	(520)
Free cash flow	$(7,754)	$3,184

Contact
Media Contact:
Roger Villareal
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com